[GRAPHIC OMITTED]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 3, 2001



To our Shareholders:

     The 2001 annual meeting of shareholders of Audiovox Corporation will be held on May 3, 2001, at the Sheraton Smithtown, the Seminar Room, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 at 10 a.m. At the meeting, you will be asked to vote on the following matters:

       1. The election to our Board of eight Directors;

       2. Any other matters that may properly come before the meeting.

     If you were a shareholder of record at the close of business on March 16, 2001 you are entitled to vote at the meeting or at any adjournment of the meeting. This notice and proxy statement are first being mailed to shareholders on or about March 28, 2001. Please follow the instructions on the enclosed Proxy Card to vote either by mail, telephone or electronically via the Internet.

   A copy of the Annual Report for the year ended November 30, 2000 is also enclosed.

                                          By order of the Board of Directors,



                                          CHRIS LIS JOHNSON,
                                          Secretary


Dated:  Hauppauge, New York
        March 26, 2001

                              AUDIOVOX CORPORATION
                              150 MARCUS BOULEVARD
                            HAUPPAUGE, NEW YORK 11788



                         ANNUAL MEETING OF SHAREHOLDERS
                              THURSDAY, MAY 3, 2001
                                 PROXY STATEMENT


     The annual meeting of shareholders will be held on Thursday, May 3, 2001 at the Sheraton Smithtown, the Seminar Room, 110 Vanderbilt Motor Parkway, Smithtown, NY 11788 at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments of the meeting.


                                  THE MEETING


     At the meeting, you will be voting on the election of eight directors.

     Our management will also report on our performance during fiscal 2000 and will be available to answer your questions.

     You may vote if you owned stock as of the close of business on March 16, 2001. On March 16, 2001 there were 20,296,538 shares of Class A common stock and 2,260,954 shares of Class B common stock issued and outstanding. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.

     You can vote: by attending the meeting; by completing, signing and mailing the enclosed proxy; by telephone or electronically via the Internet. You may change your vote at any time before the meeting by voting another proxy with a later date and returning it to us prior to the meeting or by attending and voting at the meeting. Any proxy that is signed and returned to us without voting instructions will be voted for the election of the nominated directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


NOMINEES FOR ELECTION OF DIRECTORS

     Each of the nominees for director named below, has continuously served as a director since the year indicated. The directors will hold office until the next annual meeting of Shareholders and until their successors are elected and qualified. The Class A Directors are elected by the Class A Shareholders voting separately as a class. The joint directors are elected by the Class A and Class B Shareholders voting together, with the Class B Shareholders entitled to 10 votes per share and the Class A Shareholders entitled to one vote per share.

     If any nominee becomes unable or unwilling to accept nomination or election, the proxies will be voted for another person, designated by the Board of Directors. The management has no reason to believe that any of said nominees will be unable or unwilling to serve if elected to office.

     The following persons have been nominated and are proposed to be elected:


                                                                        DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                   AGE      SINCE
-----------------------------                                   ---     --------
CLASS A DIRECTORS
Paul C. Kreuch, Jr.*
 Principal, Riotto-Jazylo & Company, Inc. ...................   62       1997
Dennis F. McManus*
 Telecommunications Consultant ..............................   50       1998
JOINT DIRECTORS
John J. Shalam
 President and Chief Executive Officer. .....................   67       1960
Philip Christopher
 Executive Vice President ...................................   52       1973
Charles M. Stoehr
 Senior Vice President and Chief Financial Officer. .........   54       1987
Patrick M. Lavelle
 Senior Vice President ......................................   49       1993
Ann M. Boutcher
 Vice President .............................................   50       1995
Richard Maddia
 Vice President .............................................   42       1996

----------
* Member of the Audit and Compensation Committees

     Paul C. Kreuch, Jr. was elected to the Board of Directors in February 1997. Mr. Kreuch has been a Principal of Riotto-Jazylo & Company, Inc. since April 2000. From October 1998 through March 2000, he was a Principal of Secura Burnett Co., LLC. From December 1997 through September 1998, he was the President and Chief Executive Officer of Lafayette American Bank. From June 1996 through November 1997, he was a Senior Vice President at Handy HRM Corp., an executive search firm. From 1993 through 1996, Mr. Kreuch was an Executive Vice President of NatWest Bank N.A. and before that was President of National Westminster Bank USA.

     Dennis F. McManus was elected to the Board of Directors in March 1998. Mr. McManus has been self-employed as a telecommunications consultant since January 1, 1998. Before that, he was employed by NYNEX Corp. for over 27 years, most recently as a Senior Vice President and Managing Director. Mr. McManus held this position from 1991 through December 31, 1997.

     John J. Shalam has served as President, Chief Executive Officer and Director of Audiovox or its predecessor since 1960. Mr. Shalam also serves as President and a Director of most of Audiovox's operating subsidiaries. Mr. Shalam is on the Board of Directors of the Electronics Industry Association and is on the Executive Committee of the Consumer Electronics Association.

     Philip Christopher, our Executive Vice President, has been with Audiovox since 1970 and has held his current position since 1983. Before 1983 he served as Senior Vice President of Audiovox. Mr. Christopher is also Chief Executive Officer and President of Audiovox's wireless subsidiary, Audiovox Communications Corp. From 1973 through 1987, he was a Director of our predecessor, Audiovox Corp. Mr. Christopher serves on the Executive Committee of the Cellular Telephone Industry Association.

     Charles M. Stoehr has been our Chief Financial Officer since 1979 and was elected Senior Vice President in 1990. Mr. Stoehr has been a Director of Audiovox since 1987. From 1979 through 1990 he was a Vice President of Audiovox.

     Patrick M. Lavelle has been a Senior Vice President of the Company since 1991, with responsibility for the Company's mobile and consumer electronics division. Mr. Lavelle is Chief Executive Officer and President of Audiovox's electronics subsidiary, Audiovox Electronics Corporation. Mr. Lavelle was elected to the Board of Directors in 1993 Mr. Lavelle also serves as a board member of the Mobile Electronics Division of the Consumer Electronics Association and is a Chairman of the Mobile Information Technology Subdivision.

     Ann M. Boutcher has been the Company's Vice President of Marketing since 1984. Ms. Boutcher's responsibilities include the development and implementation of the Company's advertising, sales promotion and public relations programs. Ms. Boutcher was elected to the Board of Directors in 1995.

     Richard A. Maddia has been our Vice President of Information Systems since 1992. Prior thereto, Mr. Maddia was Assistant Vice President, MIS. Mr. Maddia's responsibilities include development and maintenance of information systems. Mr. Maddia was elected to the Board of Directors in 1996.

     MANAGEMENT RECOMMENDS VOTING "FOR" THE ELECTION OF KREUCH, MCMANUS, SHALAM, CHRISTOPHER, STOEHR, LAVELLE, BOUTCHER AND MADDIA, AS DIRECTORS. UNLESS OTHERWISE DIRECTED BY A SHAREHOLDER, PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES.

                          SECURITIES BENEFICIALLY OWNED

     The following information is submitted with respect to each director and nominee for director, each executive officer named in the Summary Compensation Table, all directors and executive officers as a group and by all persons, based solely on filings with the Securities and Exchange Commission, beneficially owning more than five percent (5%) of our Class A common stock as of March 23, 2001:




                                                                SOLE VOTING OR      PERCENT OF
                                                                  INVESTMENT        OUTSTANDING
NAME AND ADDRESS(1)                                                POWER(2)           SHARES
-------------------                                             --------------      -----------
John J. Shalam ............................................        4,597,508(3)         19.3%
Philip Christopher ........................................          780,474             3.3%
Patrick M. Lavelle ........................................          113,078               *
Charles M. Stoehr .........................................          109,549               *
Richard Maddia ............................................           30,040               *
Ann M. Boutcher ...........................................           12,823               *
Paul C. Kreuch, Jr. .......................................            7,000               *
Dennis F. McManus .........................................            5,000               *
All directors and officers as a group (8 persons) .........        5,655,472            23.8%

NAME AND ADDRESS OF OTHER 5% HOLDERS OF COMMON STOCK
----------------------------------------------------
Dimensional Fund Advisers Inc.(4) .........................        1,021,700             5.0%
 1299 Ocean Ave, 11th Floor
 Santa Monica, CA 90401
FMR Corp.(5) ..............................................        1,214,000             6.0%
 82 Devonshire Street
 Boston, MA 02109

----------
*     Represents less than 1%

(1) The address of each person, unless otherwise noted, is c/o Audiovox Corporation, 150 Marcus Boulevard, Hauppauge, New York 11788. In presenting shares beneficially owned and in calculating each holder's percentage ownership, only options exercisable by that person within 60 days of February 1, 2000 and no options exercisable by any other person are deemed to be outstanding.

(2) The number of shares stated as "beneficially owned" includes stock options exercisable within 60 days as follows: Mr. Shalam -- 525,000, Mr. Christopher -- 576,000, Mr. Lavelle -- 95,700, Mr. Stoehr -- 97,500, Mr.
      Maddia -- 25,000, Ms. Boutcher -- 7,500, Mr. Kreuch -- 5,000 and Mr. McManus -- 5,000.

(3) Includes 2,144,152 shares of Class B common stock held by Mr. Shalam that he may convert into Class A common stock at any time. Excludes 116,802 shares of Class B common stock and 2,002 shares of Class A common stock that are held in irrevocable trusts for the benefit of Mr. Shalam's three sons.

(4) Information reported is derived from a Schedule 13G dated February 2, 2001 of Dimensional Fund Advisors Inc. and filed with the Securities and Exchange Commission.

(5) Information reported is derived from a schedule 13G dated June 30, 2000 of FMR Corp. and filed with the Securities and Exchange Commission.

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market (the "Nasdaq"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2000.

                     RECENT HISTORY AND CERTAIN TRANSACTIONS

     We lease some of our equipment, office, warehouse and distribution facilities from entities in which our executive officers own controlling interests. The following table identifies leases that result in payments in excess of $60,000 to any of the related entities.




     EQUIPMENT/PROPERTY                                                                RENT PAID DURING
          LOCATION              EXPIRATION DATE            OWNER OF PROPERTY           FISCAL YEAR 2000
---------------------------   ------------------   --------------------------------   -----------------
150 Marcus Blvd ...........   October 31, 2003     150 Marcus Blvd. Realty LLC(1)          $530,000
 Hauppauge, NY
16808 Marquardt Avenue.....   June 30, 2001        Marquardt Associates(2)                  119,016
 Cerritos, CA
555 Wireless Blvd .........   December 1, 2026     Wireless Blvd. Realty LLC(3)             552,991
 Hauppauge, NY
555 Wireless Blvd .........   March 31, 2003       Wireless Blvd. Realty LLC(3)             410,640
 Hauppauge, NY

----------
(1) Property owned by 150 Marcus Blvd. Realty, LLC, a New York limited liability company of which John J. Shalam owns 99% and Mr. Shalam's three sons own the remaining 1%.

(2) Property owned by Marquardt Associates, a California partnership consisting of four individuals of which John J. Shalam owns 60% and Philip Christopher owns 10%.

(3) Property owned or leased by Wireless Blvd. Realty, LLC, a New York limited liability company, owned 98% by the Shalam Long Term Trust, 1% by John J. Shalam and 1% by Mr. Shalam's three sons. The Shalam Long Term Trust is a grantor trust of which Mr. Shalam is the Grantor and his three sons are the beneficiaries.

     We believe that the terms of each of the leases are no less favorable to us than those that could have been obtained from unaffiliated third parties. To the extent that conflicts of interest arise between us and such persons in the future, such conflicts will be resolved by a committee of disinterested directors.


THE BOARD OF DIRECTORS AND COMMITTEES


BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee but does not have a standing nominating committee. The Board of Directors held three meetings and acted by Consent eleven times during the fiscal year ended November 30, 2000. All incumbent directors attended 75% or more of the aggregate number of Board and related committee meetings during the year Directors who are not our employees receive an annual fee of $15,000 and a fee of $500 for each meeting attended.


EXECUTIVE COMMITTEE

     The Executive Committee which held no meetings during fiscal 2000, consisted of five members, namely, John J. Shalam, Philip Christopher, Charles
M. Stoehr, Paul C. Kreuch, Jr. and Dennis F. McManus. The primary function of the Executive Committee is to act upon matters when the Board is not in session. The Committee has full power and authority of the Board in the management and conduct of the business and affairs of the Company.


AUDIT COMMITTEE

     The functions of the Audit Committee are described below under the heading Audit Committee Report. The audit committee currently consists of two members. The Board of Directors has determined that each of the two members is independent and able to read and understand fundamental financial statements in accordance with the rules of the National Association of Securities Dealers ("NASD"). The Board of Directors has also determined that at least one member of the audit committee has past employment experience in finance or accounting. The Company will appoint a third independent director to serve on the Audit Committee on or before June 14, 2001 in accordance with the rules of the NASD.


COMPENSATION COMMITTEE

     The Compensation Committee, which held two meetings in fiscal 2000, consisted of two members, namely, Messrs. Kreuch and McManus. The Compensation Committee recommends to the Board of Directors remuneration arrangements for senior management and the directors, approves and administers other compensation plans, including the profit sharing plan of the Company, in which officers, directors and employees participate.

                             AUDIT COMMITTEE REPORT


     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2000, the Audit Committee of the Board of Directors developed a written charter for the Committee that was approved by the Board of Directors. The complete text of the charter is reproduced in the appendix to this proxy statement.

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. As set forth in more detail in the charter, the Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the Company's independent auditors, KPMG LLP, to review and discuss all financial statements included in the Company's quarterly and annual reports for the fiscal year ended November 30, 2000 (the "Financial Statements") prior to their issuance and to discuss significant accounting issues. Management has advised us that the Financial Statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the Financial Statements with both management and the independent auditors. Our review included discussions with the independent auditors of matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Finally, the Audit Committee continued to monitor the integrity of the Company's financial reporting processes and its internal procedures and controls.

     Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2000, for filing with the Securities and Exchange Commission.


                                        Members of the Audit Committee



                                        Paul C. Kreuch, Jr. (Chairman)
                                        Dennis F. McManus

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Compensation Committee Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.


RESPONSIBILITIES OF THE COMMITTEE

     The Compensation Committee of the Board of Directors, which consists entirely of outside directors, reviews and approves compensation for Audiovox's executive officers and oversees and administers Audiovox's stock option and restricted stock plans. The Compensation Committee recommends compensation for the Chief Executive Officer subject to the Board of Directors approval of such recommendations. The Chief Executive Officer submits recommended compensation levels for other executive officers of Audiovox to the Compensation Committee for its review and approval. All such recommendations are subject to approval or disapproval by the Compensation Committee. The Compensation Committee then submits its recommendations to the full Board of Directors for its consideration. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000.


WHAT IS AUDIOVOX'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

     Audiovox's executive compensation policies and programs are designed to attract and retain talented executives and motivate them to achieve business objectives that will enhance stockholder value Audiovox's compensation program for executives consists of three key elements:

     o  a base salary,

     o  a performance-based annual bonus, and

     o  periodic grants of stock options.

     This approach to executive compensation enables Audiovox to attract and retain executives of outstanding ability while ensuring that our executives' compensation advances the interests of our shareholders. Consequently, a large proportion of their compensation, the annual bonus, is dependent in significant part on Audiovox's performance. Audiovox does not have employment agreements with any of its executive officers.


BASE SALARY

     Salaries for the executive officers are designed to attract and retain qualified and dedicated executive officers. Annually, the Committee reviews salary recommendations made by Audiovox's Chief Executive Officer, and evaluates individual responsibility levels, performance and length of service. Base salaries for Audiovox's executive officers are fixed at levels commensurate with the competitive amounts paid to senior executives with comparable qualifications at companies engaged in the same or similar businesses.


ANNUAL BONUS

     Bonus compensation provides Audiovox with a means of rewarding performance based upon attainment of corporate profitability during the fiscal year. For fiscal 2000, the Compensation Committee established bonus compensation formulas for its executives based upon the pre-tax earnings of the Company. The annual bonus paid to Mr. Lavelle is based upon the achievement of fiscal goals within his respective division.


STOCK OPTIONS

     During fiscal 2000, no stock options were granted to the Company's employees, including the Company's executive officers.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

     The Compensation Committee has fixed the base salary of the Chief Executive Officer based on competitive compensation data, the Committee's assessment of Mr. Shalam's past performance and its expectation as to his future contributions in guiding and directing Audiovox and its business. Mr. Shalam's bonus for fiscal 2000 was calculated on Audiovox's pre-income tax profit before extraordinary items, other non-recurring transactions and income taxes of the Company in accordance with Audiovox's Executive Officer Bonus Plan that was approved by the shareholders in 2000.


HOW IS AUDIOVOX ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to
Section 162(m) in a manner that satisfies those requirements.

     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.




                                          Members of the Compensation Committee





                                          PAUL C. KREUCH, JR.
                                          DENNIS F. MCMANUS

EXECUTIVE COMPENSATION


     The following table sets forth a summary for the 2000, 1999 and 1998 fiscal years of all compensation paid to the Chief Executive Officer and the four most highly compensated executive officers whose individual compensation exceeded $100,000.


                          SUMMARY COMPENSATION TABLE

                                               ANNUAL
                                            COMPENSATION                      LONG TERM COMPENSATION AWARDS
                                    ---------------------------- --------------------------------------------------------
              NAME AND                                                                   SECURITIES          ALL OTHER
       PRINCIPAL POSITION(1)         YEAR    SALARY     BONUS     RESTRICTED STOCK   UNDERLYING OPTIONS   COMPENSATION(1)
----------------------------------- ------ --------- ----------- ------------------ -------------------- ----------------
John J. Shalam,
 President and CEO ................ 2000   450,000    1,347,000         --                   --              16,616
                                    1999   450,000    1,273,000         --                   --              10,191
                                    1998   450,000      114,000         --                   --               6,083
Philip Christopher,
 Executive Vice President ......... 2000   450,000      897,000         --                   --               8,721
                                    1999   450,000      849,000         --              580,000               7,372
                                    1998   450,000       76,011         --                   --               3,379
Charles M. Stoehr,
 Senior Vice President and
 CFO .............................. 2000   325,000      449,000         --                   --              10,902
                                    1999   325,000      425,000         --              100,000               7,738
                                    1998   300,000       38,005         --                   --               3,711
Patrick M. Lavelle,
 Senior Vice President ............ 2000   200,000      781,365         --                   --               8,709
                                    1999   200,000      596,000         --              200,000               7,925
                                    1998   200,000      320,000         --                   --               3,953
Richard A. Maddia,
 Vice President, Information
 Systems .......................... 2000   150,500       52,500         --                   --               8,313
                                    1999   115,000       45,490         --               40,000               6,475
                                    1998   105,000       10,000         --                   --               4,320

----------
(1) For fiscal 2000, includes: for Mr. Shalam: $5,752 allocated to his profit sharing account, $2,100 in 401(k) Company matching contribution and $8,764 in executive life insurance premiums; for Mr. Christopher: $5,752 allocated to his profit sharing account, $665 in 401(k) Company matching contribution and $2,304 in executive life insurance premiums; for Mr.
      Stoehr: $5,752 allocated to his profit sharing account, $1,465 in 401(k) Company matching contribution and $3,685 in executive life insurance premiums; for Mr. Lavelle: $5,752 allocated to his profit sharing account, $1,330 in 401(k) Company matching contribution and $1,627 in executive life insurance premiums; and for Mr. Maddia: $5,752 allocated to his profit sharing account, $1,544 in 401(k) Company matching contribution and $1,017 in executive life insurance premiums.

                    OPTION GRANTS IN LAST FISCAL YEAR (2000)

     No options were granted in the fiscal year ended November 30, 2000.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING                VALUE OF
                                SHARES ACQUIRED        VALUE              OPTIONS AT         IN-THE-MONEY OPTIONS AT
            NAME                  ON EXERCISE       REALIZED($)*      NOVEMBER 30, 2000         NOVEMBER 30, 2000
            ----                ---------------     ------------     --------------------    -----------------------
                                                                         EXERCISABLE/             EXERCISABLE/
                                                                        UNEXERCISABLE             UNEXERCISABLE
                                                                        -------------             -------------
John J. Shalam .............             --                  --     525,000/0                     $1,333,500/$0
Philip Christopher .........             --                  --     576,000/435,000               $  743,975/$0
Charles M. Stoehr ..........         40,000          $1,465,563      97,500/75,000                $  144,025/$0
Patrick M. Lavelle .........         35,000          $1,372,625      95,700/150,000               $  164,013/$0
Richard A. Maddia ..........             --                  --      25,000/15,000                $   38,750/$0

----------
*     Net of cost to acquire.


                            COMPENSATION OF DIRECTORS

     For their service, members of the Board of Directors who are not our salaried employees receive an annual retainer of $15,000 and $500 for each meeting attended.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of two independent directors, Paul C. Kreuch, Jr. and Dennis McManus.

                                PERFORMANCE GRAPH


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

[GRAPHIC OMITTED]

                                           FISCAL YEAR ENDING
                                           ------------------
                       1995      1996      1997      1998      1999      2000
                       ----      ----      ----      ----      ----      ----
AUDIOVOX CORP.          100      80.77    135.58     99.04    457.69    148.08
INDUSTRY INDEX          100     111.50    126.33     95.92    106.21     81.19
AMEX MARKET INDEX       100     107.87    123.33    121.73    152.09    146.21
NASDAQ MARKET INDEX     100     124.07    154.11    190.51    312.01    259.11

                     ASSUMES $100 INVESTED ON DEC. 01, 1995
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED NOV. 30, 2000


     The annual changes for the five year period are based on the assumption that $100 had been invested on December 1, 1995, and that all quarterly dividends were reinvested. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on November 30, 2000. On January 13, 2000, the Company moved from the American Stock Exchange ("AMEX") to the Nasdaq Stock Market ("Nasdaq") and consequently, the Performance Graph includes both the AMEX and Nasdaq Indexes.


                    RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board has appointed the firm of KPMG LLP to serve as independent auditors for the fiscal year ending November 30, 2001. KPMG LLP has served as the Company's independent auditors for many years and is considered by management to be well qualified.

     Fees for the last annual audit were approximately $670,000 and all other fees were approximately $1,183,000. Other fees were principally for tax and accounting consultation and professional services rendered in connection with an offering of the Company's common stock in 2000. The Audit Committee considered with the auditors whether the provision of the other services provided by them to the Company during 2000 was compatible with the auditors independence.

     One or more representatives of KPMG LLP will be present at this year's Annual Meeting of Shareholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 OTHER MATTERS

     Management does not know of any matters to be presented for action at the meeting other than as set forth in Item 1 of the Notice of Annual Meeting. However, if any other matters come before the meeting, it is intended that the holders of the proxies will vote thereon in their direction.

                    DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders currently scheduled for May 2, 2001, must be received by the Secretary of the Company not later than November 28, 2001 for inclusion in the proxy statement.

     The proposals must comply with all applicable statutes and regulations.


                    REQUEST TO VOTE, SIGN AND RETURN PROXIES

     If you do not intend to be present at the Annual Meeting of Shareholders on May 3, 2001, please vote the enclosed proxy at your earliest convenience.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WILL BE FURNISHED WITHOUT CHARGE, BY FIRST CLASS MAIL, UPON THE WRITTEN OR ORAL REQUEST OF ANY STOCKHOLDER, INCLUDING ANY BENEFICIAL OWNER, ENTITLED TO VOTE AT THE MEETING. ANY SUCH REQUEST SHOULD BE DIRECTED TO THE ATTENTION OF CHRIS LIS JOHNSON, THE COMPANY'S SECRETARY, 150 MARCUS BOULEVARD, HAUPPAUGE, NEW YORK 11788, TELEPHONE: (631) 231-7750.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     CHRIS LIS JOHNSON
                                     Secretary
                                     Audiovox Corporation


Hauppauge, New York
March 26, 2001

                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER


I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

     A. the financial reports and other financial information provided by the Corporation to any governmental body or the public;

     B. the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and,

     C. the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

     The Audit Committee's primary duties and responsibilities are to:

     A. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     B. Review and appraise the audit efforts of the Corporation's independent accountants and its principle accounting officer.

     C. Provide an open avenue of communication among the independent accountants, financial and senior management, the principle accounting officer, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II. COMPOSITION

     Until June 14, 2001, the Audit Committee shall be comprised of two or more directors as determined by the Board. On and after June 14, 2001, the Audit Committee shall be comprised of three or more directors as determined by the Board. Each director member of the Audit Committee, shall be an independent director, free from any relationship that, in the opinion of Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation.

     The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the principle accounting officer, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV4. below.


IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

A. DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the principle accounting officer and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.


B. INDEPENDENT ACCOUNTANTS

1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statement.


C. FINANCIAL REPORTING PROCESSES

1. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

2. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the principle accounting officer.


D. PROCESS IMPROVEMENT

1. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the principle accounting officer regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

2. Following completion of the annual audit, review separately with each of management, the independent accountants and the principle accounting officer any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review any significant disagreement among management and the independent accountants or the principle accounting officer in connection with the preparation of the financial statements.

4. Review with the independent accountants, the principle accounting officer and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

E. ETHICAL AND LEGAL COMPLIANCE


1. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.


2. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.


3. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.


4. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.


5. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

--------------------------------------------------------------------------------
                                                                Please mark
                                                                your votes  [X]
                                                                 like this

                                 PROXY BY MAIL
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.


                                                  WITHHELD
1. ELECTION OF DIRECTORS.               FOR       FOR ALL        Class A. Stockholders:
To elect Directors as set forth in      [ ]         [ ]          01 Paul C. Kreuch, Jr. 02 Dennis F. McManus
the Proxy Statement.
                                                                 Class A and Class B Stockholders:
                                                                 01 John J. Shalam, 02 Philip Christopher,
                                                                 03 Charles M. Stoehr, 04 Patrick M. Lavelle,
                                                                 05 Ann M. Boutcher, 06 Richard A. Maddia
WITHHELD FOR: (Write that nominee's name in the
space provided below).


--------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
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                                                       COMPANY NUMBER:

                                                        PROXY NUMBER:

                                                       ACCOUNT NUMBER:

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Signature                          Signature                     Date
         -------------------------           -------------------      ----------
NOTE: When signing as Executor, Administrator, Trustee, Guardian, etc. please add full title. (Sign exactly as name appears on this proxy.)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                 ----------------------------------------------
                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE
                 ----------------------------------------------

                              AUDIOVOX CORPORATION

[ ] You can now vote your shares electronically through the Internet or the telephone.

[ ] This eliminates the need to return the proxy card.

[ ] Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
------------------------------
WWW.AUDIOVOX.COM

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                  --------------------------------------------
                                 ELECTRONICALLY
                                 --------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              AUDIOVOX CORPORATION

     The undersigned appoints each of Philip Christopher and Charles M. Stoehr as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Audiovox Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 3, 2001 or any adjournment thereof.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                              FOLD AND DETACH HERE












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